UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2026

TESSERA DEFENSE AND HOMELAND SECURITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 New Burton Road, Suite 201

Dover, Delaware 19904

(Address of principal executive offices, including zip code)

(972) 52-437-4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HLSQ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2026, Tessera Defense and Homeland Security Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Share Purchase and Option Agreement dated August 5, 2026 (the “Agreement”) between the Company and Mayers Ventures LLC (the “Seller”). The Agreement, as previously reported in the Company’s Current Report on Form 8-K filed August 11, 2026, provides for the purchase by the Company of an equity interest in M.E.A. Testing Systems Ltd., an Israeli company that develops testing systems for drones and unmanned systems (“MEA”), and for the grant to the Company of an option to acquire the remaining interest in MEA held by Motomova Inc. (“Motomova”), MEA’s majority shareholder. On the same date, the Company also entered into a Technology License Agreement (the “License Agreement”) with MEA, and completed the closing of the purchase of the initial 10% interest in MEA provided for in the Agreement, each as described below.

Increase in the Purchased Interest. The Amendment increases the interest to be acquired by the Company at the closing under the Agreement from 324,573 shares of MEA, representing 10% of MEA’s share capital on a fully diluted basis, to 486,860 shares, representing 15% of MEA’s share capital on a fully diluted basis.

Consideration. The Amendment amends the consideration payable by the Company to consist of (i) 130,000 shares of the Company’s common stock issuable at the closing, being the 1,300,000 shares provided for in the Agreement as adjusted for the Company’s one-for-ten reverse stock split effective September 9, 2026, and (ii) an additional 65,000 shares of common stock issuable at the closing as consideration for the increase in the purchased interest, subject to authorization by the NYSE American of the listing of those shares. The cash payment of $50,000 provided for in the Agreement is replaced by an advance of $50,000 under the loan described below, to be applied by the Seller to amounts owed to the noteholders of Motomova. That advance is made as a loan, bears interest and is repayable in accordance with its terms, and does not constitute consideration for the purchased interest. The 195,000 shares issuable under the Agreement, as amended, represent approximately 4.5% of the Company’s outstanding common stock as of the date hereof.

Convertible Loan. The Amendment provides for the Company to make available to the Seller an unsecured loan facility of up to $475,000, bearing interest at 12% per annum, inclusive of the $50,000 advance described above, to be advanced in one or more tranches at the Seller’s request. The Company has no obligation to advance any amount before the closing. The loan matures on the second anniversary of the closing. The Seller is required to apply the proceeds to amounts owed to the noteholders of Motomova, to the working capital of MEA and to MEA’s drone-related activities, in each case by way of advances by the Seller to Motomova or MEA. At any time before repayment, the Company may elect to convert the outstanding principal and accrued interest into ordinary shares of MEA at a price per share determined by reference to the lower of a multiple of MEA’s EBITDA for the fiscal year ending December 31, 2027 and a valuation of $10,000,000. No conversion may result in the Company holding, together with the shares purchased at the closing, 19.999% or more of MEA’s share capital on a fully diluted basis. Any portion of the loan that cannot be converted without exceeding that limit remains outstanding as a non-convertible loan bearing interest at the same rate and is repaid at maturity.

Other Terms. The option granted to the Company under the Agreement to acquire Motomova’s remaining interest in MEA, exercisable through June 30, 2028 at a price based on MEA’s audited results for the fiscal year ending December 31, 2027, is unchanged, except that the shares subject to the option are Motomova’s holdings in MEA remaining after the transfer of the increased purchased interest. The Amendment is an amendment of the purchase provided for in the Agreement and is not an exercise, in whole or in part, of that option. The conditions to closing under the Agreement, including the entry into a license agreement between the Company and MEA and the authorization by the NYSE American of the listing of the shares to be issued, are unchanged.

License Agreement. Under the License Agreement, MEA granted to the Company a perpetual, irrevocable, worldwide, fully paid-up and royalty-free license, with the right to sublicense, under their patents, know-how and improvements, including their inertial dynamometer and regenerative dynamometer technologies and MEA’s drone testing solutions. The license is exclusive with respect to the testing, validation and evaluation of unmanned aerial vehicles and systems and their propulsion systems and components, and non-exclusive with respect to other defense, security and homeland security applications. Where an application falls within both, the license is exclusive. The license does not extend to the licensors’ other fields of use, including automotive and industrial motor testing. The license is fully transferable by the Company without the licensors’ consent. No separate royalty or license fee is payable by the Company, the license having been granted as part of the consideration under the Agreement. The Company has accepted the License Agreement in satisfaction of the closing condition in the Agreement relating to the grant of a technology license. The License Agreement is governed by the laws of the State of Israel.

Closing of the Initial Purchase. On September 16, 2026, the Company completed the closing of the purchase of 324,573 shares of MEA, representing 10% of MEA’s share capital on a fully diluted basis, and issued 130,000 shares of its common stock to the Seller as consideration. The increase in the purchased interest from 10% to 15% provided for in the Amendment, and the issuance of the additional 65,000 shares of common stock, remain subject to authorization by the NYSE American of the listing of those shares.

The foregoing descriptions of the Amendment and the License Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 with respect to the shares of common stock issuable to the Seller under the Agreement, as amended, is incorporated into this Item 3.02 by reference. On September 16, 2026, in connection with the closing described in Item 1.01, the Company issued 130,000 shares of common stock to the Seller. The remaining 65,000 shares issuable under the Agreement, as amended, will be issued upon authorization by the NYSE American of the listing of those shares. All such shares were or will be issued in a transaction not involving a public offering in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and bear a restrictive legend. The shares will bear a restrictive legend. No underwriting discounts or commissions were or will be paid in connection with the issuance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Share Purchase and Option Agreement, dated September 16, 2026, between Tessera Defense and Homeland Security Inc. and Mayers Ventures LLC.
10.2	Technology License Agreement, dated September 16, 2026, between Tessera Defense and Homeland Security Inc. and M.E.A. Testing Systems Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSERA DEFENSE AND HOMELAND SECURITY INC.

Date: September 22, 2026

By:	/s/ Michael Oster
Name:	Michael Oster
Title:	Chief Executive Officer

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